UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 29, 2017

TAUTACHROME INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 29, 2017, in the matter of Richard Morgan vs. Click Evidence, Inc., the Honorable Cynthia T Kuhn of the Arizona Superior Court, Pima County, granted the motion of BH Trucking, Inc. to set aside the December 15, 2016 default judgment against it, and further ordered a new evidentiary hearing on damages set for October 25, 2017.

In its ruling, the Court found that Richard Morgan’s omission of the Share Exchange Agreement between BH Trucking Inc. (formerly known as Click Evidence, Inc.) and Tautachrome, Inc. (formerly known as Roadships Holdings, Inc.) during the default damages hearing was highly material to a fair determination of damages. The Court also found that the Share Exchange Agreement was signed by Morgan and included an express provision addressing BH Trucking’s lack of obligation to pay the exact type of finder’s fee sought by Morgan.

In separate proceedings before the Court, Richard Morgan had been seeking to enforce against Tautachrome, Inc. the December 15, 2016 default judgment he had obtained against BH Trucking, Inc. Those proceedings have been stayed pending the outcome of the evidentiary hearing.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME INC.

Date: August 31, 2017	By:	/s/ Jon N. Leonard
Jon N. Leonard
President & CEO

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